Exhibit 99.1

CONTACT INFORMATION: INVESTORS & MEDIA: Erica Sniad Morgenstern Senior Director, Public Relations and Communications Epocrates, Inc. (650) 227-6907 ir@epocrates.com

Epocrates Streamlines Strategic Focus and Reports Fourth Quarter and Full Year 2011 Results

- Company to Focus on Providing Trusted Content and Collaborative Solutions for Physicians

- Company to Explore Strategic Alternatives for its Electronic Health Records Offering

- Full Year 2011 Revenue Increased 9% to $113 Million

SAN MATEO, Calif. — February 28, 2012 — Epocrates, Inc. (NASDAQ: EPOC), a leading physician platform for clinical content, practice tools and health industry engagement, today announced a strategic streamlining of its business and reported its financial results for the fiscal fourth quarter and full year 2011.

“The foundational strength of Epocrates is our physician network,” said Peter Brandt, Epocrates’ interim president and chief executive officer. “We believe the opportunities to build upon that strength and expand beyond our current product portfolio throughout our physician network are significant and have the potential to generate meaningful revenue streams for the company. While we have developed a meaningful use certified, state-of-the-art electronic health record (EHR), including a native iPad version, the effort has hindered our ability to aggressively pursue such opportunities. As a result, we are exploring strategic alternatives for our EHR offering. By focusing more on the natural extensions of our core business and providing trusted content and collaborative solutions, we have the potential to support physicians to an even greater extent and to significantly grow our company.”

For the year ended December 31, 2011, Epocrates’ revenue increased 9.0% to $113.3 million compared to $104.0 million for the year ended December 31, 2010. Epocrates’ revenue totaled $29.7 million in the fourth quarter of 2011 compared to $30.3 million in the same quarter of the prior year, a decrease of 1.9%.

For the year ended December 31, 2011, net loss was $3.6 million compared to net income of $3.8 million in 2010. On a dilutive basis, net loss attributable to common stockholders was $3.9 million, or $0.17 per diluted share, compared to net income attributable to common stockholders of $0.1 million, or $0.01 per diluted share, for the same period in 2010.  For the fourth quarter ended December 31, 2011, net loss was $6.5 million compared to net income of $2.7 million in the same quarter of the prior year. On a dilutive basis, net loss attributable to common stockholders was $6.5 million or $0.27 per diluted share compared to net income of

$0.8 million or $0.09 per diluted share in the previous fourth quarter. The decrease in GAAP and non-GAAP net income for the year to date and for the fourth quarter of 2011 was primarily attributable to the impairment of long-lived assets and goodwill associated with the EHR offering. Net (loss) income attributable to common stockholders is calculated as net (loss) income less the preferred stock dividend that was due to Epocrates’ preferred stockholders less an allocation of any remaining net income to the preferred stockholders. Upon completion of the company’s initial public offering of its common stock, the preferred stock was converted to common stock.

Epocrates’ adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $13.2 million, or 12% of revenue, for the year ended December 31, 2011 compared to $17.6 million, or 17% of revenue for the same period in 2010. Adjusted EBITDA was $3.1 million, or 11% of revenue, for the fourth quarter of 2011, compared to $7.1 million, or 23% of revenue, in the same period last year. The decline in adjusted EBITDA for the year to date and for the fourth quarter of 2011 was primarily attributable to the decrease in gross margin and operating expenses excluding the changes in non-recurring and non-cash items.

Cash, cash equivalents and short-term investments totaled $85.2 million as of December 31, 2011.

Brandt concluded, “Epocrates’ success this year will be defined by our ability to realize the full potential of our physician network — more than 340,000 strong. Our primary focus will be to strengthen our position of trust with physicians, based on value, which in turn will drive enhanced commercialization opportunities for our business.”

Outlook for Full Year 2012

Epocrates expects full year 2012 revenue to be in the range of $105 million to $115 million, representing a decrease of 7% to an increase of 1.5% over full year 2011.

Earnings Call Information

Epocrates will host a conference call today beginning at 5:00 p.m. ET to discuss its strategic realignment, fourth quarter and full year 2011 results, followed by a question and answer session.

To participate in Epocrates’ live conference call and webcast, please dial (877) 398-9481 (domestic) or (760) 298-5095 (international) using conference code 44991959, or visit http://investor.epocrates.com. A replay of the call will be available at the same address.

About Epocrates, Inc.

Epocrates, Inc. (NASDAQ: EPOC) is a leading physician platform for essential clinical content, practice tools and health industry engagement at the point of care. The Epocrates network consists of well over one million healthcare professionals, including approximately 340,000, or more than 50 percent of, U.S. physicians, who routinely use its solutions and services. Epocrates’ portfolio includes top-ranked medical apps, such as the industry’s #1 most used mobile drug reference and valuable manufacturer resources. Through these intuitive and reliable resources, the company supports clinical decisions, helps improve physician workflow and impacts patient outcomes. For more information, please visit https://epocrates.com/who.

Epocrates is a trademark of Epocrates, Inc., registered in the U.S. and other countries.

Forward-Looking Statements

Statements contained in this press release under the heading “Outlook for Full Year 2012” and in Mr. Brandt’s quotes regarding the company’s ability to expand its business are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “potential,” “will” and “expects” identify statements as forward-looking statements.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Uncertainties and risks may cause Epocrates’ actual results to be materially different than those expressed in or implied by Epocrates’ forward-looking statements. For Epocrates, particular uncertainties and risks include, among others:  unexpected delays in delivering new products may occur, the company’s inability to expand its physician network at the rate it expects, and lack of market acceptance of new products, which could cause Epocrates’ revenues to be lower than expected. Additionally, the impact of competitive products and pricing may decrease demand for Epocrates’s products and/or force Epocrates to decrease the price of its products, which would reduce its revenues. More detailed information on these and additional factors that could affect Epocrates’ actual results are described in Epocrates’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011 under the heading “Risk Factors.” Except as required by law, Epocrates undertakes no obligation to publicly update its forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Epocrates’ consolidated financial statements presented on a U.S. generally accepted accounting principles (GAAP) basis, Epocrates uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses Epocrates believes are appropriate to enhance an overall understanding of its past and future financial performance. These adjustments to current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Epocrates’ underlying operational results and trends and its marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with U.S. GAAP, and should be viewed as a supplement to—not a substitute for—results of operations presented on a GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Epocrates’ Consolidated Statements of Cash Flows presents its cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

Epocrates believes adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted gross profit and adjusted gross margin are used by and are useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with additional tools to compare business performance across companies and across periods. Epocrates believes that:

•                  EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as non-recurring items, interest (income) expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

•                  investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation expenses and other charges, which can vary widely from company to company and impair comparability; and

•                  adjusted net income, adjusted net income per share and adjusted gross profit/gross margin eliminate the effect of non-recurring and non-cash charges, which can vary widely from company to company and impair comparability year over year and across companies.

Epocrates management uses adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted gross profit and adjusted gross margin:

•                  as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•                  as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•                  in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance; and

Additionally, Epocrates management uses adjusted EBITDA as a significant performance measurement included in its bonus plan.

The tables that follow set forth a reconciliation of net (loss) income to adjusted net income and adjusted EBITDA. These tables also show a reconciliation of gross profit and gross margin from a GAAP to a non-GAAP basis.

 EPOCRATES, INC.

 RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND ADJUSTED EBITDA

 (dollars in thousands)

		Three Months Ended December 31,
		2011			2010
		Earnings	Gross Profit	Gross Margin	Earnings	Gross Profit	Gross Margin

Net (loss) income, as reported		$(6,527)	$18,015	60.6%	$2,679	$21,885	72.3%

Add: Non-recurring and non-cash charges (income)
Amortization of purchased intangible assets related to core business *		1,021	1,021		769	769
Stock-based compensation *		1,885	39		1,652	54
Impairment of intangibles and long-lived assets related to EHR*		7,281			—
Loss on impairment related to EHR business *		1,220			—
Gain on settlement and change in fair value of contingent consideration *	(1)	(449)			(1,919)
Other expenses *	(2)	848			2

Add: Tax adjustment	(3)	(4,115)			492

Net income, as adjusted		$1,164	$19,075	64.2%	$3,675	$22,708	75.0%

Net (loss) income, as reported		$(6,527)			$2,679

Add: (Income) expenses unrelated to core business activities
Interest income		(9)			(20)
Other (income) expense, net		(1)			2
(Benefit from) provision for income taxes		(3,460)			3,045

Add: Non-recurring and non-cash charges (income)
Depreciation and amortization expense (including intangible assets) related to core business		1,992			1,612
Stock-based compensation		1,885			1,652
Impairment of intangibles and long-lived assets related to EHR		7,281			—
Loss on impairment related to EHR business		1,220			—
Gain on settlement and change in fair value of contingent consideration	(1)	(449)			(1,919)
Other expenses	(4)	1,189			2

Adjusted EBITDA		$3,121			$7,053

(1)   For the three months ended December 31, 2011, represents a gain of $449 from the write-down of the contingent consideration liability related to an earn-out agreement with the sellers of Caretools, Inc., a company that Epocrates acquired in 2010.

(2)   For the three months ended December 31, 2011, includes employee severance charges of $799 and current period amortization expense of $48 related to intangible assets assigned to the EHR business. For the three months ended December 31, 2010, represents amortization expense for the period related to intangible assets assigned to the EHR business.

(3)   2011 Non-GAAP net income reflects a provision for income tax rate of 36%, which is our current projected long-term rate. 2010 Non-GAAP net income reflects a provision for income tax rate of 41%, which was our projected long-term rate in fiscal year 2010. The calculation of these adjustments is as follows:

	Three Months Ended December 31,
	2011	2010
(Loss) income before income taxes	(9,987)	5,724
Add: Non-GAAP adjustments (indicated by *)	11,806	504
Non-GAAP income before income taxes	1,819	6,228
Effective income tax rate	36%	41%
Non-GAAP tax provision (Non-GAAP income before income taxes multiplied by the effective income tax rate)	655	2,553
(Benefit from) provision for income taxes	(3,460)	3,045
Non-GAAP tax adjustment (calculated as (benefit from) provision for income taxes less non-GAAP tax provision)	(4,115)	492

(4)   For the three months ended December 31, 2011, includes employee severance charges of $799 and current period depreciation and amortization expense of $389 related to assets assigned to the EHR business. For the three months ended December 31, 2010, represents depreciation and amortization expense for the period related to assets assigned to the EHR business.

Note: prior period amounts have been restated to conform to the current period presentation.

EPOCRATES, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND ADJUSTED EBITDA

(in thousands, except percentages)

		Twelve Months Ended December 31,
		2011			2010
		Earnings	Gross Profit	Gross Margin	Earnings	Gross Profit	Gross Margin

Net (loss) income, as reported		$(3,573)	$71,635	63.2%	$3,803	$72,258	69.5%

Add: Non-recurring and non-cash charges (income)
Amortization of purchased intangible assets related to core business *		4,097	4,097		1,312	1,312
Stock-based compensation *		7,342	183		6,356	272
Impairment of intangibles and long-lived assets related to EHR*		7,281
Loss on impairment related to EHR business *		1,220			—
Gain on settlement and change in fair value of contingent consideration *	(1)	(8,145)			(1,034)
Gain on sale-leaseback of building *		—			(1,689)
Other expenses *	(2)	2,721			701

Add: Tax adjustment	(3)	(5,346)			(814)

Net income, as adjusted		$5,597	$75,915	67.0%	$8,635	$73,842	71.0%

Net (loss) income, as reported		$(3,573)			$3,803

Add: (Income) expenses unrelated to core business activities
Interest income		(75)			(93)
Other income, net		(183)			—
(Benefit from) provision for income taxes		(2,198)			5,187

Add: Non-recurring and non-cash charges (income)
Depreciation and amortization expense (including intangible assets) related to core business		8,065			4,395
Stock-based compensation		7,342			6,356
Impairment of intangibles and long-lived assets related to EHR		7,281
Loss on impairment related to EHR business		1,220			—
Gain on settlement and change in fair value of contingent consideration	(1)	(8,145)			(1,034)
Gain on sale-leaseback of building		—			(1,689)
Other expenses	(4)	3,484			701

Adjusted EBITDA		$13,218			$17,626

(1)   For the 12 months ended December 31, 2011, includes a gain of $449 from the write-down of the contingent consideration liability related to an earn-out agreement recognized in the fourth quarter of 2011 for Caretools and a $5.9 million gain recognized in the second quarter of 2011 relating to the settlement of the contingent consideration liability with the sellers of MedCafe Inc., a company that Epocrates acquired in 2010.

(2)   For the 12 months ended December 31, 2011, includes legal expenses of $1,033, facilities exit costs of $618, employee severance charges of $986 and current period amortization expense of $84 related to intangible assets assigned to the EHR business. For the 12 months ended December 31, 2010, includes employee severance charges of $694 and amortization expense of $7 related to intangible assets assigned to the EHR business.

(3)   2011 Non-GAAP net income reflects a provision for income tax rate of 36%, which is our current projected long-term rate. 2010 Non-GAAP net income reflects a provision for income tax rate of 41%, which was our projected long-term rate in fiscal year 2010. The calculation of these adjustments is as follows:

	Twelve Months Ended December 31,
	2011	2010
(Loss) income before income taxes	(5,771)	8,990
Add: Non-GAAP adjustments (indicated by *)	14,516	5,646
Non-GAAP income before income taxes	8,745	14,636
Effective income tax rate	36%	41%
Non-GAAP tax provision (Non-GAAP income before income taxes multiplied by the effective income tax rate)	3,148	6,001
(Benefit from) provision for income taxes	(2,198)	5,187
Non-GAAP tax adjustment (calculated as (benefit from) provision for income taxes less non-GAAP tax provision)	(5,346)	(814)

(4)   For the 12 months ended December 31, 2011, includes legal expenses of $1,033, facilities exit costs of $618, employee severance charges of $986, current period depreciation and amortization expense of $673 related to assets assigned to the EHR business and $174 relating to a refund of rent. For the 12 months ended December 31, 2010, includes employee severance charges of $694 and amortization expense of $7 related to intangible assets assigned to the EHR business.

Note: prior period amounts have been restated to conform to the current period presentation.

EPOCRATES, INC.

RECONCILIATION OF NET (LOSS) INCOME PER DILUTED COMMON SHARE TO ADJUSTED NET INCOME PER DILUTED COMMON SHARE

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP net (loss) income per diluted common share
Net (loss) income attributable to common stockholders - diluted, as reported	$(6,527)	$821	$(3,867)	$126
Divided by: Weighted average number of common shares outstanding - diluted, as reported	24,202	9,309	22,297	9,145
Net (loss) income per diluted common share, as reported	$(0.27)	$0.09	$(0.17)	$0.01

Non-GAAP net income per diluted common share
Net income, as adjusted	$1,164	$3,675	$5,597	$8,635
Less: difference between net income, as reported and net income attributable to common stockholders - diluted	—	1,858	294	3,677
Net income attributable to common stockholders - diluted, as adjusted	$1,164	$1,817	$5,303	$4,958
Divided by: Weighted average number of common shares outstanding - diluted, as adjusted	24,856	20,407	23,875	20,242
Net income per diluted common share, as adjusted	$0.05	$0.09	$0.22	$0.24

Weighted average number of common shares outstanding - diluted, as adjusted
Weighted average number of common shares outstanding - diluted, as reported	24,202	9,309	22,297	9,145
Add: dilutive effect of conversion of outstanding stock options, restricted stock units and warrants	654	—	1,578	—
Add: dilutive effect of conversion of outstanding shares of preferred stock into common stock and conversion of preferred stock warrant into common stock warrant	—	11,098	—	11,097
Weighted average number of common shares outstanding - diluted, as adjusted	24,856	20,407	23,875	20,242

EPOCRATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Subscription revenues	$5,067	$7,368	$22,520	$24,683
Interactive services revenues	24,640	22,917	90,826	79,305
Total revenues, net	29,707	30,285	113,346	103,988

Subscription cost of revenues	2,342	1,697	8,360	6,516
Interactive services cost of revenues	9,350	6,703	33,351	25,214
Total cost of revenues (1)	11,692	8,400	41,711	31,730

Gross profit	18,015	21,885	71,635	72,258

Operating expenses (1):
Sales and marketing	7,963	8,413	31,193	30,424
Research and development	5,721	5,205	22,797	19,717
General and administrative	6,276	4,480	22,700	15,729
Facilities exit costs	—	—	618	—
Gain on settlement and change in fair value of contingent consideration	(449)	(1,919)	(8,145)	(1,034)
Impairment of long-lived assets and goodwill	8,501	—	8,501	—
Total operating expenses	28,012	16,179	77,664	64,836

Income (loss) from operations	(9,997)	5,706	(6,029)	7,422

Interest income	9	20	75	93
Interest expense	—	—	—	(214)
Other income (expense), net	1	(2)	183	—
Gain on sale-leaseback of building	—	—	—	1,689
(Loss) income before income taxes	(9,987)	5,724	(5,771)	8,990

Benefit from (provision for) income taxes	3,460	(3,045)	2,198	(5,187)

Net income (loss)	(6,527)	2,679	(3,573)	3,803

Net income (loss) attributable to common stockholders - basic	$(6,527)	$736	$(3,867)	$113
Net income (loss) attributable to common stockholders - diluted	$(6,527)	$821	$(3,867)	$126

Net income (loss) per common share - basic	$(0.27)	$0.10	$(0.17)	$0.01
Net income (loss) per common share - diluted	$(0.27)	$0.09	$(0.17)	$0.01

Weighted average common shares outstanding - basic	24,202	7,678	22,297	7,558
Weighted average common shares outstanding - diluted	24,202	9,309	22,297	9,145

(1)  Includes stock-based compensation in the following amounts:

Cost of revenues	39	54	183	272
Sales and marketing	252	421	1,361	1,741
Research and development	172	275	730	1,512
General and administrative	1,422	902	5,068	2,831

EPOCRATES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
Assets

Current assets:
Cash and cash equivalents	$75,326	$35,987
Short-term investments	9,897	18,697
Accounts receivable, net	22,748	21,101
Deferred tax asset	7,390	4,971
Prepaid expenses and other current assets	3,218	3,548
Total current assets	118,579	84,304

Property and equipment, net	7,283	8,757
Deferred tax asset, long-term	1,280	779
Goodwill	17,959	19,079
Other intangible assets, net	6,771	11,438
Other assets	352	2,859

Total assets	$152,224	$127,216

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$3,282	$3,635
Deferred revenue	46,429	46,164
Other accrued liabilities	9,600	9,251
Total current liabilities	59,311	59,050

Deferred revenue, less current portion	8,088	8,732
Contingent consideration	—	15,016
Other liabilities	1,893	1,913
Total liabilities	69,292	84,711

Mandatorily redeemable convertible preferred stock	—	73,342

Stockholders’ equity (deficit):
Common stock at par	24	8
Additional paid-in capital	129,238	11,911
Accumulated other comprehensive loss	(2)	(1)
Accumulated deficit	(46,328)	(42,755)
Total stockholders’ equity (deficit)	82,932	(30,837)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$152,224	$127,216

EPOCRATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$(3,573)	$3,803
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	7,342	6,356
Depreciation and amortization	4,557	3,083
Amortization of intangible assets	4,181	1,319
Allowance for doubtful accounts and sales returns reserve	(56)	119
Loss on write-off of property and equipment	187	—
Facilities exit costs	618	—
Impairment of long-lived assets and goodwill	8,501	—
Change in carrying value of preferred stock liability	—	33
Excess tax benefit from stock-based compensation awards	(328)	(319)
Gain on settlement and change in fair value of contingent consideration	(8,145)	(1,034)
Gain on sale-leaseback of building	—	(1,689)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(1,591)	(3,911)
Deferred tax asset, current and noncurrent	(2,920)	4,495
Prepaid expenses and other assets	797	(1,165)
Accounts payable	27	1,210
Deferred revenue	(379)	(7,464)
Other accrued liabilities and other payables	(399)	4,276
Net cash provided by operating activities	8,819	9,112

Cash flows from investing activities:
Purchase of property and equipment	(10,064)	(4,657)
Business acquisitions	—	(14,600)
Purchase of short-term investments	(24,849)	(27,793)
Sale of short-term investments	8,590	1,797
Maturity of restricted certificate of deposit	500	—
Maturity of short-term investments	24,800	11,725
Net cash used in investing activities	(1,023)	(33,528)

Cash flows from financing activities:
Net proceeds from issuance of common stock	64,188	—
Acquisition of common stock	—	(3,491)
Excess tax benefit from stock-based compensation awards	328	319
Proceeds from exercise of common stock options	3,484	2,680
Payment and settlement of contingent consideration	(6,871)	—
Payment of accrued dividends on Series B mandatorily redeemable convertible preferred stock	(29,586)	—
Net cash provided by (used in) financing activities	31,543	(492)

Net increase (decrease) in cash and cash equivalents	39,339	(24,908)
Cash and cash equivalents at beginning of period	35,987	60,895
Cash and cash equivalents at end of period	$75,326	$35,987